                                   Exhibit 11
                             DETECTION SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

   Three Months Ended December 31,                          1999          1998
                                                            ----          ----
   Net income                                             $1,155        $1,231
                                                          ======        ======
   Weighted average number of shares                       6,269         6,328
                                                          ======        ======
   Basic earnings per share                               $ 0.18        $ 0.19
                                                          ======        ======
   Shares attributable to deferred
    compensation plans and stock
    options and warrants                                     489           504
                                                          ======        ======
   Diluted earnings per share:                            $ 0.17        $ 0.18
                                                          ======        ======


   Nine Months Ended December 31,                           1999          1998
                                                          ------        ------

   Net income                                             $4,077        $3,293
                                                          ======        ======
   Weighted average number of shares                       6,346         6,313
                                                          ======        ======
   Basic earnings per share                                 0.64        $ 0.52
                                                          ======        ======
   Shares attributable to deferred
    compensation plans and stock
    options and warrants                                     473           513
                                                          ======        ======
   Diluted earnings per share:                            $ 0.60        $ 0.48
                                                          ======        ======
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